Exhibit 99.1

Item 6.	Selected Financial Data

The following sets forth selected financial and operating data on a historical consolidated basis. The following data should be read in conjunction with the financial statements and notes thereto and Management’s Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Form 10-K.

HERSHA HOSPITALITY TRUST
SELECTED FINANCIAL DATA
(In thousands, except per share data)

	2007	2006	2005	2004	2003
Revenue:
Hotel Operating Revenues	$229,461	$132,354	$65,493	$33,228	$920
Interest Income From Development Loans	6,046	2,487	3,940	2,191	715
Land Lease Revenue	4,860	2,071	-	-	-
Hotel Lease Revenue	-	-	-	1,192	8,433
Other Revenues	980	737	529	176	8
Total Revenue	241,347	137,649	69,962	36,787	10,076
Operating Expenses:
Hotel Operating Expenses	130,910	76,694	38,573	19,875	836
Hotel Ground Rent	856	804	433	504	50
Land Lease Expense	2,721	1,189	-	-	-
Real Estate and Personal Property Taxes and Property Insurance	11,349	5,979	3,374	2,129	809
General and Administrative	8,185	6,238	4,962	3,130	618
Compensation Expense related to Option Redemption	-	-	-	-	1,307
Depreciation and Amortization	33,863	18,420	8,336	4,754	2,628
Total Operating Expenses	187,884	109,324	55,678	30,392	6,248
Operating Income	53,463	28,325	14,284	6,395	3,828
Interest Income	686	1,182	602	241	86
Interest expense	42,115	25,123	12,167	4,155	2,844
Loss on Debt Extinguishment	-	1,485	-	-	116
Income before income (loss) from Unconsolidated Joint Venture Investments, Distributions to Preferred Unitholders, Minority Interests and Discontinued Operations	12,034	2,899	2,719	2,481	954
Income (Loss) from Unconsolidated Joint Venture Investments	3,476	1,799	457	481	(24)
Income Before Distribution to Preferred Unitholders, Minority Interest and Discontinued Operations	15,510	4,698	3,176	2,962	930
Distributions to Preferred Unitholders	-	-	-	499	1,195
Income (Loss) Allocated to Minority Interest in Continuing Operations	1,773	579	122	307	(60)
Income from Continuing Operations	13,737	4,119	3,054	2,156	(205)
Discontinued Operations, net of minority interest:
Gain on Disposition of Hotel Properties	3,745	693	1,161	-	-
Income (Loss) from Discontinued Operations	365	286	(918)	(107)	990
Net Income	17,847	5,098	3,297	2,049	785
Preferred Distributions	4,800	4,800	1,920	-	-
Net Income applicable to Common Shareholders	$13,047	$298	$1,377	$2,049	$785
Basic Income (Loss) from Continuing Operations applicable to Common Shareholders	$0.22	$(0.03)	$0.06	$0.13	$(0.04)
Diluted Income (Loss) from Continuing Operations applicable to Common Shareholder (1)	$0.22	$(0.03)	$0.06	$0.13	$(0.04)
Dividends declared per Common Share	$0.72	$0.72	$0.72	$0.72	$0.72

	2007	2006	2005	2004	2003
Balance Sheet Data
Net investment in hotel properties	$893,297	$807,784	$317,980	$163,923	$121,076
Hotel Assets Held for Sale	$-	$-	$3,407	$18,758	$-
Minority interest in Partnership	$42,845	$25,933	$15,147	$16,779	$38,971
Shareholder's equity	$330,405	$331,619	$164,703	$119,792	$71,460
Total assets	$1,067,607	$968,208	$455,355	$261,021	$196,568
Total debt	$663,008	$580,542	$256,146	$98,788	$71,837
Liabilities Related to Hotel Assets Held for Sale	$-	$-	$375	$13,058	$-
Other Data
Funds from Operations (2)	$49,821	$25,936	$14,495	$10,539	$6,533
Net cash provided by operating activities	$59,300	$27,217	$15,002	$12,148	$5,193
Net cash used in investing activities	$(46,027)	$(413,881)	$(190,825)	$(78,378)	$(58,370)
Net cash (used in) provided by financing activities	$(11,262)	$388,200	$163,989	$46,137	$93,744
Weighted average shares outstanding
Basic	40,718,724	27,118,264	20,293,554	16,391,805	4,614,316
Diluted (1)	40,718,724	27,118,264	20,299,937	16,391,805	4,614,316

(1)           Income allocated to minority interest in the Partnership has been excluded from the numerator and Partnership units have been omitted from the denominator for the purpose of computing diluted earnings per share since the effect of including these amounts in the numerator and denominator would have no impact.
(2)           See Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Funds From Operations” for an explanation of FFO, why we believe FFO is a meaningful measure of our operating performance and a reconciliation of FFO to net income calculated in accordance with GAAP.